Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement is made this 21st day of February, 2018 by Viemed, Inc., a Delaware corporation, Sleep Management, L.L.C., a Louisiana limited liability company, and Home Sleep Delivered, L.L.C., a Louisiana limited liability company (hereinafter referred to as “Grantor,” which term means individually, collectively, and interchangeably any, each and/or all of them) in favor of WHITNEY BANK, a Mississippi state chartered bank (“Secured Party”), with an office located at 1301 Camellia Blvd., Suite 100, Lafayette, LA 70508.  Additional information relating to Grantor is set forth on Schedule 1 to this Security Agreement.

RECITALS:

The Grantor and the Secured Party desire to enter into that certain Commercial Business Loan Agreement for Term Loans and Lines of Credit dated as of the date hereof (as the same may be amended, restated, or modified from time to time, the “Loan Agreement”).

As a condition to Secured Party’s extending credit to Grantor, Secured Party requires that Grantor enter into this Security Agreement.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Grantor hereby pledges, hypothecates, and grants to Secured Party a continuing and first priority security interest in: (a) all property of Grantor, or all property in which Grantor has an interest, that is now or hereafter on deposit with, in the possession of, under the control of or held by Secured Party or any financial institution affiliate of Secured Party, including, without limitation, all cash, deposit accounts, funds on deposit, stocks, bonds, treasury obligations, and other securities, investment property, financial assets, securities accounts, notes, documents, instruments, certificates of deposit, items, chattel paper, electronic chattel paper, tangible chattel paper, letter of credit rights, payment intangibles, and other property (except IRA, pension, and other tax‑deferred retirement accounts and any accounts or property held in a trust or fiduciary capacity) and (b) the following described property, whether now owned or hereafter arising or acquired by Grantor and wherever located:

(xx) all Inventory
(xx) all Accounts
(    ) all Chattel Paper including Electronic Chattel Paper and Tangible Chattel Paper
(xx) all Equipment
(__) all Deposit Accounts
(xx) all General Intangibles including all Payment Intangibles and all Software
(__) all Investment Property
(    ) all Instruments
(    ) all Documents
(__) the Commercial Tort Claims more fully described on Exhibit A
(__) all Fixtures located on the property described on Exhibit B
(__) all Letters of Credit and Letter of Credit Rights
(xx) all property described on Exhibit A

together with all additions, replacements, substitutions, accessions and improvements, and all supporting obligations, profits, products and proceeds including insurance proceeds, cash proceeds, and non‑cash proceeds including, but not limited to, all accounts, chattel paper, documents, instruments, general intangibles, investment property and supporting obligations relating to or arising out of any of the foregoing and all interest, dividends, income, profits, and distributions (including, without limitation, stock splits and stock dividends), and all proceeds and products of any of the foregoing including, without limitation, insurance proceeds, refunds, and premium rebates that arise out of any of the foregoing, (collectively, the “Collateral”).  The terms used herein to describe the Collateral shall have the meanings provided in Chapter 9 of the Louisiana Uniform Commercial Code, as the same may be amended or supplemented from time to time (the “UCC”).

1.          Obligations.  The security interests granted pursuant to this Security Agreement shall secure the payment and performance of all obligations and liabilities of Grantor, and of any one or more of them, to Secured Party, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all advances and future advances, all interest, fees and charges, attorneys’ fees, expenses of collection and costs, and further including, without limitation, any and all obligations to Secured Party on promissory notes, checks, overdrafts, letter-of-credit agreements, loan agreements, security documents, endorsements, guaranties, this Security Agreement and agreements with respect to any swap, forward, future, or derivative transaction or option or similar agreement involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value (collectively, the “Obligations”).  All Collateral shall remain subject to this Security Agreement until the full and complete payment and performance of all Obligations and until Secured Party has no obligation to extend further advances to Grantor and any financing statements filed in connection with this Security Agreement have been terminated.

2.           Authority to File; Further Assurances. Grantor authorizes Secured Party at any time, without further consent or the signature of Grantor, to file (including by any electronic method) in any jurisdiction, financing statements, amendments to financing statements, continuations of financing statements, or other documents covering the Collateral or any part thereof thereof, including, without limitation, any filings with the United States Patent and Trademark Office,  the United States Copyright Office or any other office of any foreign jurisdiction having jurisdiction of the registration of any Intellectual Property (as defined herein) of the Grantor).  Grantor agrees that a photographic, electronic or other reproduction of this Security Agreement is sufficient as a financing statement.  Grantor also ratifies its authorization for Secured Party to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Grantor further agrees to promptly take such additional actions and to execute such additional documents as Secured Party deems reasonably necessary or advisable to perfect, continue the perfection of, maintain the priority of, and otherwise to protect and preserve Secured Party’s security interest in the Collateral and to prevent the accrual of prescription or statute of limitations with respect to the Collateral.  Grantor shall execute any endorsements, assignments and stock powers with respect to the Collateral, in form and substance satisfactory to Secured Party, that Secured Party may request.  Grantor will note Secured Party’s security interest upon any chattel paper and instruments not delivered to Secured Party. As may be necessary or advisable to ensure the attachment, perfection or priority of, or ability of the Secured Party to enforce its security interest in, the Collateral, Grantor will: (i) cause or allow Secured Party to cause Secured Party's name to be noted as Secured Party on any certificate of title for any titled goods; (ii) comply  with any provision of any statute, regulation or treaty of the United States as to any Collateral; (iii) obtain any governmental  and other third party consents or approvals; and (iv) obtain subordinations and/or waivers from mortgagees or landlords in form and substance satisfactory to Secured Party.

3.        Representations, Warranties and Covenants. Grantor represents and warrants to and covenants with Secured Party as follows, which representations, warranties and covenants shall survive the execution and delivery of this Security Agreement and remain effective until all Obligations have been satisfied:

a.         Grantor. Grantor’s exact legal name, Grantor’s place of incorporation or organization, its state organizational or identification number, and Grantor’s domicile or chief executive office are correctly recited in the opening paragraph of this Security Agreement and on Schedule 1 hereto and the description and identification of Collateral contained herein or on any exhibits hereto is correct and complete.  UNTIL ALL OBLIGATIONS ARE PAID IN FULL GRANTOR SHALL NOT, WITHOUT PROVIDING SECURED PARTY WITH 30 DAYS PRIOR WRITTEN NOTICE: (1) CHANGE GRANTOR’S DOMICILE, NAME, LEGAL FORM, STATE OR JURISDICTION OF ORGANIZATION, TAXPAYER IDENTIFICATION NUMBER OR STATE ORGANIZATIONAL OR IDENTIFICATION NUMBER; (2) TAKE TITLE TO ANY COLLATERAL IN ANY OTHER NAME; OR (3) HOLD OR MOVE ANY THE COLLATERAL IN OR TO A LOCATION OTHER THAN THE LOCATIONS DISCLOSED ON SCHEDULE 1.

b.           Title.  Grantor owns (and as to any Collateral acquired after the date hereof will own) good and complete title to the Collateral free of any lien, security interest, encumbrance or other claim, right, title or interest of any person other than liens or security interests granted to Secured Party  herein or otherwise consented to in writing by Secured Party (“Permitted Liens”).Grantor has the unqualified right and power to grant a security interest in the Collateral without the consent of any other person.  There is no financing statement (or similar statement or registration under the law of any jurisdiction) now on file in any public office covering any interest in the Collateral, other than in favor of Secured Party, which has not been terminated or released by the secured party named therein.  Except for Permitted Liens, Grantor shall not create or permit to exist any lien, claim or security interest on, or sign or authorize any financing statement or similar statement or registration relating to, the Collateral other than in favor of Secured Party and shall defend the Collateral against all claims and demands of any person adverse to the interests of Secured Party.

c.          Control.  With respect to any Collateral consisting of deposit accounts, investment property, letter-of-credit rights and electronic chattel paper or any other Collateral of a type in which a security interest is or may be perfected by control, Grantor will take such action, enter into such agreements and arrangements and obtain from third parties such documents and agreements as Secured Party deems reasonable necessary or advisable in order to obtain control over such Collateral to the satisfaction of Secured Party. The term “control” as used herein shall have the meaning provided in the UCC. Secured Party may renew certificates of deposit or other renewable items included in the Collateral.

d.         Sale and Use of Collateral.  The Grantor will not sell, transfer, assign or dispose of the Collateral or any material part thereof (except for sales of inventory in the ordinary course of business) without the prior written consent of the Secured Party; provided, however, that the Grantor may sell or otherwise dispose of obsolete or worn out equipment no longer used or useful in the Grantor's business if the Grantor shall, in the case of equipment reasonably necessary for the conduct of the business of the Grantor, promptly replace the same with new property of substantially equal value which shall forthwith become subject to the security interest provided for herein.  The Grantor will keep the Collateral in good order and repair and will not use the Collateral in violation of any material law, rule, regulation or ordinance or any applicable insurance policy.  The Grantor will not assert against the Secured Party any claim or defense which the Grantor may have against any seller of the Collateral or any part thereof or against any other Person with respect to the Collateral or any part thereof.  The Grantor will indemnify and hold the Secured Party harmless from and against any loss, liability, damage, costs and expenses whatsoever arising from the Grantor's use, operation, ownership or possession of the Collateral and any part thereof.

e.            Accounts and Chattel Paper. With respect to any Collateral consisting of accounts or chattel paper:

i.          Grantor represents and warrants that as of the time each account or chattel paper arises, each such account or chattel paper contract and all agreements and documentation relating thereto are genuine and in all respects what they purport to be and that the account or chattel paper constitutes the genuine, legal, valid and binding obligation of the account debtor enforceable in accordance with its terms, is in compliance and will conform with all applicable federal, state and local laws (including applicable usury laws), and the account debtor has no defense, set‑off or counterclaim effective against the Grantor.

ii.         Upon the occurrence of an Event of Default, Secured Party shall have the right to notify the account debtors obligated on any or all accounts and chattel paper included in the Collateral to make payment thereon directly to Secured Party or its agent and to take control of all proceeds thereof, which right Secured Party may exercise at any time whether or not at the time an Event of Default exists.  Until such time as Secured Party elects to exercise such right by written notice to Grantor, Grantor is authorized and agrees to administer the accounts and chattel paper in a fiduciary capacity as agent for Secured Party, take all actions necessary to collect any amounts due thereon, and immediately deposit all proceeds in precisely the form received into a deposit account of Grantor with Secured Party designated by Grantor and approved by Secured Party for that purpose. Pending such deposit, Grantor will not commingle any such checks or other remittances with any of Grantor’s other funds or property, but will hold them separate and apart therefrom and in trust until deposit is made in the designated deposit account. The Grantor will duly fulfill all obligations on the Grantor's part under or in connection with the accounts and chattel paper and will do nothing to impair the rights of the Secured Party therein.  Secured Party shall have no obligation to do or perform any obligation of Grantor with respect to any account or chattel paper, but in the event of default hereunder, Secured Party may, at its election, perform some or all of Grantor’s obligations, and any liability or expenses incurred in connection therewith shall be payable by Grantor to Secured Party on demand and shall be secured by the Collateral hereunder.

iii.       Grantor will use a chattel paper contract and an account agreement and account receivable invoice form in its dealings with account debtors which bars the account debtor from asserting defenses to payment against the Secured Party.  Except in the ordinary course of business prior to an Event of Default, the Grantor will not rescind or cancel any indebtedness evidenced by any account or chattel paper or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any account, chattel paper or interest therein, without the prior written consent of the Secured Party.

iv.       Grantor warrants that none of the account debtors or other persons obligated on any of the Collateral is subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral and will immediately notify Secured Party if any accounts or chattel paper included in the Collateral arise out of any contracts with the United States, any state or local government, or any department, agency, unit or instrumentality thereof, and agrees to take such additional actions and execute such additional documents as Secured Party may reasonably deem necessary or advisable to ensure that all moneys due or to become due under any such contract are assigned and payable to Secured Party and any requirements for notice to any governmental authority is given.

v.        The Grantor will keep and maintain at Grantor's cost and expense satisfactory and complete records of the accounts and chattel paper, including, but not limited to, records of the shipment and receipt of goods and/or the performance of any services or obligations related to any such accounts or chattel paper, all payments received, all credits granted thereon, all discounts granted, all merchandise returned and all other dealings therewith.  Upon request by Secured Party, Grantor will promptly: (a) furnish to Secured Party copies, or originals if so requested, of any invoices, contracts, agreements or other books and records relating to any such Collateral; (b) give Secured Party written assignments, in form and substance acceptable to Secured party, of specific accounts or chattel paper, or groups thereof; and  (c) imprint a legend in form and manner satisfactory to Secured Party stating that the account, chattel paper and other books and records evidencing or pertaining to said Collateral is subject to a security interest in favor of Secured Party.

vi.        Within ten (10) days after receiving Secured Party’s request for such, Grantor shall provide to Secured Party listings of all accounts and chattel paper, showing the name, address and the amount owed by each account debtor and agings of any accounts receivable.

f.           Investment Property. To the extent that any stocks, bonds, securities or other investment property are included in the Collateral, Grantor (a) covenants not to vote any such Collateral in any manner that would adversely affect Secured Party’s rights and (b) authorizes Secured Party, in its discretion, to transfer to or register in its name or the name of its nominee any such Collateral, with or without indication of the security interest herein created.  Secured Party is not obligated to take any of the foregoing actions or to preserve Grantor’s rights with respect to the Collateral, including, without limitation, rights against prior parties and shall not be liable in any manner with respect to the Collateral.  Any responsibility of Secured Party with respect to any such Collateral, whether arising contractually or as a matter of law, is hereby expressly waived.

g.         Intellectual Property  Grantor shall notify the Secured Party immediately upon the occurrence of each of the following (i) Grantor’s  acquisition after the date of this Agreement of any material General Intangibles consisting of patents, patent rights, patent applications, patent licenses, copyrights, copyrights applications, copyright licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name and service mark registrations, trademark licenses, and all derivations thereof (collectively, “Intellectual Property”) and (ii) Grantor obtaining knowledge that any application or registration relating to any material Intellectual Property owned by or licensed to such Grantor is reasonably likely to become abandoned or dedicated, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding Grantor’s ownership of any material Intellectual Property, its right to register the same, or to keep and maintain the same.  In the event that Secured Party shall so require, Grantor will execute and deliver to the Secured Party, at any time or from time to time, any Patent Security Agreement, Copyright Security Agreement or Trademark Security Agreement, as Secured Party shall require and as is necessary, and shall execute and deliver to the Secured Party any other document required to acknowledge or register or perfect the Secured Party’s interest in any part of the Intellectual Property, including without limitation, at Grantor’s sole cost and expense filing of any such Patent Security Agreement, Copyright Security Agreement or Trademark Security Agreement in the United States Patent and Trademark Office, the United States Copyright Office or any other domestic or foreign jurisdiction in which such filing is necessary or appropriate as determined by Secured Party. Notwithstanding anything to the contrary contained in this Agreement, the Secured Party shall only require perfection of its security interests in, or other registration with respect to, any Intellectual Property registered, or eligible to be registered, with a country other than the United States or any political subdivision thereof, to the extent that Secured Party determines, in its sole discretion, that such Intellectual Property, and the registration thereof in such other country or political subdivision thereof, is material to the Grantor’s business.

h.         Landlord, Mortgagee Disclaimer.  Promptly upon request by Secured Party, the Grantor shall cause each mortgagee of real property owned by the Grantor and each landlord of real property leased by the Grantor on which any Collateral is or may be located at any time to execute and deliver agreements satisfactory in form and substance to the Secured Party by which such mortgagee or landlord waives and disclaims any rights such mortgagee or landlord may have or claim to have in any Collateral and consents to the removal thereof by Secured Party or its authorized representatives.

i.             Additional Covenants.

i.          Should any Collateral decline in value after the date of this Security Agreement, Grantor shall, within five (5) days after receiving notice from Secured Party of such decline in value, grant a security interest in additional property satisfactory to Secured Party.

ii.         Grantor authorizes Secured Party, at any time and in its sole discretion (a) to notify the obligor on any Collateral to make payments directly to Secured Party or to otherwise  render performance to or for the benefit of Secured Party; (b) to collect, receive and recover any money, proceeds or other property at any time due with respect to the Collateral and in connection therewith, to endorse notes, checks, drafts or other evidence of payments; and (c) to enforce, settle, adjust and compromise, in Secured Party’s sole discretion, all present and future rights and claims of Grantor with respect to the Collateral.

iii.        If the Grantor at any time holds or acquires a commercial tort claim, the Grantor shall immediately notify the Secured Party in writing of the details thereof and grant to the Secured Party in writing, in form and substance satisfactory to Secured Party, a security interest therein or lien thereon and in the proceeds thereof.

iv.       Grantor hereby agrees that all instruments, documents of title, chattel paper, interest, dividends, income, fruits, returns, accessions, profits, corporate distributions (including, without limitation, stock splits and stock dividends), and proceeds with respect to the Collateral shall, upon receipt in negotiable form, be delivered to Secured Party, with any necessary assignment or endorsement.

4.          Financial Information.  Grantor agrees to provide to Secured Party upon request, but in any event on at least an annual basis, true and correct current financial statements and such other information regarding the financial condition, business and properties of Grantor as Secured Party may request from time to time, in form and substance satisfactory to Secured Party.  The financial statements shall include, among other things, detailed information regarding (i) any entities, such as corporations, partnerships, or limited liability companies in which the Grantor is the majority owner and (ii) any entities or persons for which Grantor is directly or contingently liable on debts or obligations of any kind incurred by those entities  or persons.  All financial statements or records submitted to Secured Party via electronic means, including, without limitation by facsimile, open internet communications or other telephonic or electronic methods, including, without limitation, documents in Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) shall be treated as originals, fully binding and with full legal force and effect and the parties waive any rights they may have to object to such treatment.  The Secured Party may rely on all such records in good faith as complete and accurate records produced or maintained by or on behalf of the party submitting such records.

5.           Taxes.  The Grantor agrees to pay or discharge prior to delinquency all taxes, assessments, levies, and other governmental charges imposed on its property, except no Grantor shall be required to pay or discharge any tax, assessment, levy, or other governmental charge if (a) the amount or validity thereof is being contested by the Grantor in good faith by appropriate proceedings diligently pursued, (b) such proceedings do not involve any risk of sale, forfeiture, or loss of the Collateral or any interest therein, and (c) adequate reserves therefore have been established in conformity with “Generally Accepted Accounting Principles” as set forth in the FASB Accounting Standards Codification as established and published by the Financial Accounting Standards Board.”

6.           Access; Inspection Rights. Grantor shall at all reasonable times permit Secured Party, its officers and agents, access to the Collateral and to all books, records and data relating to the Collateral, for inspection and for verification of the existence, condition and value of the Collateral.  Grantor shall furnish all assistance and information that Secured Party may reasonably require to conduct such inspections and verifications.  Upon request, Grantor, at its expense, shall cause or permit an independent certified public accountant, appraiser or other expert selected by Secured Party to prepare and deliver to Secured Party a verification of the existence, condition or value of the Collateral. .  The relationship between Secured Party and Grantor shall remain solely that of debtor and creditor and Secured Party neither undertakes nor assumes any responsibility to review, inspect, supervise, approve or inform Grantor with respect to any matters related to the operation of Grantor's business, financial matters or the Collateral.  All inspections, reviews, audits and appraisals conducted by Secured Party or its agents are for the sole use, protection and benefit of the Secured Party, regardless of whether they were paid for by Grantor.  Neither Grantor nor any other person may rely on any inspections, reviews, audits or appraisals conducted or obtained by the Secured Party and must rely solely on its own judgment with respect to matters covered therein.

7.           Insurance.  RESERVED.

8.          Payment of Expenses; Indemnification. Before or after the occurrence of an Event of Default, Secured Party may, from time to time, take such actions as it deems reasonably necessary, in its discretion, to maintain or preserve the Collateral and to protect and defend its interest therein, including, without limitation, payment and discharge of taxes, liens or other encumbrances thereon, making repairs, and paying any filing or recording fees and indebtedness and other taxes payable in connection with the Collateral, this Security Agreement or the transactions contemplated hereby.  The Grantor agrees to pay on demand all costs and expenses incurred by the Secured Party in connection with the negotiation, preparation, execution, administration, and enforcement of this Security Agreement and any and all amendments, modifications, and supplements hereto and the maintenance, preservation or protection of the Collateral and/or Secured Party’s interest therein.  The Grantor agrees to pay and to hold the Secured Party harmless from and against all fees and all excise, sales, stamp, indebtedness and other taxes payable in connection with this Security Agreement or the transactions contemplated hereby.  The Grantor hereby agrees to defend, indemnify and hold harmless the Secured Party and each affiliate thereof and their respective officers, directors, employees, attorneys, and agents from, and hold each of them harmless against, any and all losses, claims, actions, damages, penalties, judgments, costs, and expenses (including attorneys’ fees and expenses) to which any of them may become subject which directly or indirectly arise from or relate to (a) the negotiation, execution, delivery, performance, administration, or enforcement of this Security Agreement or any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof, (b) use, operation, condition, possession or ownership of the Collateral or any part thereof, (c) any breach by the Grantor of any representation, warranty, covenant, or other agreement contained in this Security Agreement or any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof, or (d) any investigation, litigation, or other proceeding, including, without limitation, any threatened investigation, litigation, or other proceeding relating to any of the foregoing; provided, however, that the Grantor shall have no obligation hereunder for any such losses, claims, damages, penalties, judgments, costs or expenses sustained or incurred as a direct result of Secured Party’s gross negligence or willful misconduct.  The Grantor hereby further agrees to defend, indemnify and hold the Secured Party and any agent designated by the Secured Party to take possession of any Collateral harmless from and against all losses, claims,  actions, damages, penalties,  judgments, costs, expenses (including attorneys’ fees and expenses)and any other type of financial exposure suffered by such Secured Party and such agent(s) in connection with the performance of their duties or enforcement of their rights hereunder (except to the extent  sustained or incurred as a direct result of  the Secured Party’s or such agent’s gross negligence or willful misconduct), including all steps taken or not taken in connection with the perfection, maintenance, protection or enforcement of the security interests in the Collateral.

9.           Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”) hereunder: (i) failure of Grantor to timely pay or perform any of the Obligations; (ii) failure of Grantor to perform or comply with any term, provision, condition, or covenant of this Security Agreement, any Loan Agreement governing Secured Party’s extension of credit to Grantor, any promissory note evidencing any part of the Obligations, or any other agreement between Grantor and Secured Party; (iii) any warranty or representation to Secured Party by or on behalf of Grantor made herein, in any Loan Agreement, in any promissory note evidencing any part of the Obligations, or in any other agreement between Grantor and Secured Party, shall be or become untrue at any time; or (iv) any other default or event of default shall occur under the terms of any Loan Agreement, any promissory note evidencing any part of the Obligations or any other agreement between Grantor and Secured Party.

10.         Power of Attorney. Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys‑in‑fact, during the continuation of an Event of Default, with full irrevocable power and authority in the name, place and stead of the Grantor or in Secured Party’s own name, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Grantor, to exercise, after default, at Secured Party’s sole discretion and without any obligation to do so, all rights that Grantor has with respect to the Collateral, including, without limitation, the right to exercise all rights of sale and inspection, deriving from Grantor’s ownership of or other interest in the Collateral.  This power of attorney is a power coupled with an interest and shall be irrevocable. To the extent permitted by law, the Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done in accordance with this Security Agreement.   The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. The Secured Party shall be accountable only for the amounts that  its actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act, except for  Secured Party’s own gross negligence or willful misconduct.

11.         Remedies. Upon the occurrence of an Event of Default, the Obligations shall, at the option of Secured Party, become immediately due and payable in full without notice of intent to accelerate, notice of acceleration, demand or protest, and Secured Party shall have all rights and remedies available to it under applicable law, including without limitation, the rights and remedies of a secured party under the UCC, all of which shall be cumulative.  In addition and without limitation, Secured Party (a) may require Grantor to, and Grantor hereby agrees that it will, at its expense and upon request of Secured Party, assemble the Collateral and any related books and records as directed by Secured Party and make the same available to Secured Party upon request, at a place to be designated by Secured Party, which is reasonably convenient to both parties; (b) may sell, assign, transfer and effectively deliver all or any part of the Collateral at one or more public or private sales, through any exchange or broker (including an online exchange or broker), or by way of one or more contracts, at such prices and on such terms as Secured Party may deem best, for cash or on credit, without recourse to judicial proceedings and without demand, appraisement or advertisement, all of which are hereby expressly waived by Grantor to the fullest extent permitted by law, and (c) may cause all or any part of the Collateral to be seized and sold, under writ issued in execution of a judgment obtained upon the Obligations, or under any other pre- or post-judgment legal procedure.  Grantor agrees that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until all Obligations have been paid in full.  Except for any Collateral that is perishable or threatens to decline speedily in value, Secured Party shall give or mail to Grantor and other persons as required by law, reasonable notice of the time and place of any public sale thereof, or the time after which any private sale may be made.  The requirement of reasonable notice shall be met if such notice is mailed, postage-prepaid by ordinary mail addressed to Grantor at the last address Grantor has given Secured Party in writing, at least ten (10) days before the time of the sale or disposition.  All advances, costs, charges and expenses relating to the disposition of the Collateral, (including retaking, holding, insuring and preparing the Collateral for sale and reasonable attorneys fees and expenses), shall become part of the Obligations secured by this Security Agreement and shall bear interest from the date of demand at the highest, nonusurious rate of interest applicable to overdue payments of principal and interest of any of the Obligations as in effect from time to time.  Grantor agrees that any public sale shall be conclusively deemed to be conducted in a commercially reasonable manner if it is made consistent with the standards of similar sales of collateral by commercial banks located in Louisiana. If the proceeds from the sale or enforcement of the Collateral are insufficient to satisfy all of the Obligations in full, all parties obligated thereon shall remain fully obligated for any deficiency.  For purposes of executory process, Grantor acknowledges the indebtedness owed under the Obligations, confesses judgment in favor of Secured Party for the full amount of the Obligations, and agrees to enforcement by executory process.  Grantor waives (a) the benefit of appraisal provided in Art. 2723 of the Louisiana Code of Civil Procedure and (b) all other rights to notices, demands, appraisements and delays provided by the Louisiana Code of Civil Procedure or any other applicable laws.  Grantor grants to Secured Party an irrevocable mandate and power of attorney (coupled with an interest) to exercise, after default, at Secured Party's sole discretionary option and without any obligation to do so, all rights that Grantor has with respect to the Collateral, including, without limitation, the right to exercise all rights of inspection, deriving from Grantor's ownership of or other interest in the Collateral. If the proceeds from the sale or enforcement of the Collateral are insufficient to satisfy all of the Obligations in full, all parties obligated thereon shall remain fully obligated for any deficiency.  The rights and remedies of Secured Party hereunder are cumulative, may be exercised singly or concurrently, and are in addition to any rights and remedies of Secured Party under applicable law.

Without limiting any rights of Secured Party under this Security Agreement, if an Event of Default shall have occurred and be continuing, the Secured Party shall have the right to, or upon the request of the Secured Party, the Grantor shall, instruct all account debtors and other obligors liable on any accounts or other payment obligations of any kind that are a part of the Collateral to make all payments thereon either (a) directly to the Secured Party (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Secured Party), or (b) as otherwise provided by applicable law.  In addition to the foregoing, the Grantor agrees that if any proceeds of any Collateral (including payments made in respect of accounts or other payment obligations of any kind) shall be received by the Grantor while an Event of Default exists, the Grantor shall promptly deliver such proceeds in the form received to the Secured Party with all necessary endorsements.  Until such proceeds are delivered to the Secured Party, such proceeds shall be held in trust by the Grantor for the benefit of the Secured Party and shall not be commingled with any other funds or property of the Grantor.  All proceeds of Collateral received by the Secured Party pursuant to this paragraph may, at the absolute discretion of the Secured Party, (i) be applied to the Obligations, or (ii) be deposited to the credit of the Grantor and held as collateral for the Obligations or permitted to be used by the Grantor in the ordinary course of its business.

In the event the Secured Party seeks to take possession of any or all of the Collateral by judicial process, the Grantor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action. In granting Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Grantor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process.  Grantor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.  Nothing herein is intended to prevent Secured Party or Grantor from resorting to judicial process at either party’s option. Grantor waives any right to require Secured Party to proceed against any third party, exhaust any Collateral or other security for the Obligations, or to have any third party joined with Grantor in any suit arising out of the Obligations, or pursue any other remedy available to Secured Party.  Grantor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party.

All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity and may be exercised singly or concurrently, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

12.         Consent.  Without releasing or affecting any of its rights, Secured Party may, one or more times, in its sole discretion, without notice to or the consent of any Grantor, take any one or more of the following actions:  (a) release, renew or modify the obligations of Grantor or any other obligor for any of the Obligations; (b) release, exchange, modify, or surrender in whole or in part Secured Party’s rights  with respect to any collateral for the Obligations; (c) with the consent of the maker thereof modify or alter the term, interest rate or due date of any payment of any of the Obligations; (d) grant any postponements, compromises, indulgences, waivers, surrenders or discharges or modify the terms of its agreements with Grantor or any other person; (e) change its manner of doing business with Grantor or any other person; or (f) impute payments or proceeds of any collateral furnished for any of the Obligations, in whole or in part, to any of the Obligations, or in the event of a third party claim thereto retain the payments or proceeds as collateral for the Obligations without applying same toward payment of the Obligations, and Grantor hereby expressly waives any claims or defenses arising from any such actions.

13.        Amendments; Waivers.  No amendment or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from the terms hereof, shall in any event be effective against Secured Party unless the same shall be in writing and signed by Secured Party.  No failure on the part of the Secured Party to exercise, and no delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

14.        Joint, Several and Solidary; Successors and Assigns. If this Security Agreement is executed by more than one Grantor, the obligations of Grantor hereunder shall be joint, several and solidary. This Security Agreement shall be binding upon Grantor’s successors, heirs and assigns.  Secured Party may without notice to or consent of Grantor, or any Guarantor, assign and transfer the Collateral to an assignee of Secured Party with respect to any of the Obligations, whereupon such transferee shall become vested with all powers and rights granted to Secured Party under this Security Agreement.  Grantor shall not assign any of its rights or obligations under this Security Agreement without the prior written consent of Secured Party. The term “Secured Party” as used herein refers to Whitney Bank, a Mississippi state chartered bank doing business as Hancock Bank through its locations in Mississippi, Alabama and Florida and doing business as Whitney Bank through its locations in Louisiana and Texas.

15.         Notices.  All notices and other communications provided for in this Security Agreement shall be given in writing and made by facsimile or mailed by certified mail return receipt requested, or delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this section.  Except as otherwise provided in this Security Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or electronic transmission, subject to confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mail, postage prepaid, in each case given or addressed as aforesaid.

16.         Counterparts.  This Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The Secured Party may, at its option and in its sole election, maintain and rely upon a photocopy, electronic copy or other reproduction of this Security Agreement and Grantor, for itself, its heirs, successors and assigns and any person claiming by or through any of them, hereby waive any and all objections to, and claims or defenses based upon, the failure of Secured Party to produce the original hereof for any purpose whatsoever.

17.        Severability. If any provision of this Security Agreement shall be held to be legally invalid or unenforceable by any court of competent jurisdiction, all remaining provisions of this Security Agreement shall remain in full force and effect.

18.        Headings.  The descriptive headings of the several sections of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

19.     GOVERNING LAW; JURISDICTION; VENUE.  THIS SECURITY AGREEMENT SHALL BE GOVERNED AND CONTROLLED BY LOUISIANA LAW; PROVIDED, HOWEVER, THAT WHERE ANY COLLATERAL IS LOCATED IN A JURISDICTION OTHER THAN LOUISIANA, RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY UNDER THE LAWS OF SUCH OTHER JURISDICTION SHALL ALSO BE AVAILABLE TO SECURED PARTY WITH RESPECT TO SAID COLLATERAL WITHOUT REGARD TO ANY CONTRARY PROVISION OF LOUISIANA LAW AND SUCH RIGHTS AND REMEDIES SHALL BE IN ADDITION TO ANY OTHER RIGHTS OR REMEDIES SECURED PARTY MAY HAVE. GRANTOR HEREBY IRREVOCABLY SUBMITS AND CONSENTS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT IN LOUISIANA LOCATED IN THE SAME STATE JUDICIAL DISTRICT OR FEDERAL JUDICIAL DISTRICT, AS APPLICABLE,  AS THE OFFICE OF SECURED PARTY SPECIFIED IN THE FIRST PARAGRAPH OF THIS SECURITY AGREEMENT.  GRANTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS SECURITY AGREEMENT SHALL BE LITIGATED ONLY IN ONE OF THE FOREGOING DESCRIBED COURTS. GRANTOR, FOR ITSELF, ITS HEIRS, SUCCESSORS AND ITS ASSIGNS, AND FOR ANY PERSON CLAIMING UNDER OR THROUGH ANY OF THEM, HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS TO HAVE THE JURISDICTION AND VENUE OF ANY LITIGATION ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS SECURITY AGREEMENT IN ANY OTHER COURT, AND GRANTOR HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS TO REMOVE AN ACTION TO, OR TO TRANSFER, DISMISS, OR CHANGE VENUE TO, ANY OTHER COURT. GRANTOR FURTHER ACKNOWLEDGES AND AGREES THAT NEITHER SECURED PARTY NOR ANY PERSON ACTING ON BEHALF OF SECURED PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO GRANTOR THAT THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN WAIVED OR WILL NOT BE FULLY ENFORCED BY SECURED PARTY.

20.       Final Agreement. This Security Agreement represents the final, entire agreement between the parties with respect to the subject matter hereof. No course of dealing, course of performance, usage of trade or evidence of any prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Agreement.  There are no oral agreements between the parties.

21.        No Third Party Benefit.  This Security Agreement is made solely for the purpose of setting forth the rights and obligations of the Secured Party and Grantor and any other obligations of the Secured Party and Grantor and any other obligations of the Secured Party and Grantor and any other signatories hereto, and no other third party is intended to benefit hereby or to have any rights hereunder.

22.      WAIVER OF JURY TRIAL. GRANTOR AND SECURED PARTY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS EACH MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BASED ON, ARISING OUT OF, OR IN ANY WAY RELATED TO: THIS SECURITY AGREEMENT; THE OBLIGATIONS; ANY NOTES, LOAN AGREEMENTS, OR ANY OTHER LOAN DOCUMENT OR AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH ANY OF THE OBLIGATIONS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  THIS JURY WAIVER ALSO APPLIES TO ANY CLAIM, COUNTER CLAIM, CAUSE OF ACTION OR DEMAND ARISING FROM OR RELATED TO  (I) ANY COURSE OF CONDUCT, COURSE OF DEALING, OR RELATIONSHIP OF GRANTOR OR ANY OTHER PERSON WITH SECURED PARTY, OR ANY EMPLOYEE, OFFICER, DIRECTOR OR ASSIGNEE OF SECURED PARTY IN CONNECTION WITH THE OBLIGATIONS; OR (II) ANY STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON BY OR ON BEHALF OF GRANTOR OR ANY OTHER PERSON IN CONNECTION WITH THE OBLIGATIONS, REGARDLESS OF WHETHER ANY SUCH CAUSE OF ACTION OR DEMAND ARISES BY CONTRACT, TORT OR OTHERWISE.  GRANTOR HEREBY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE SECURED PARTY IN EXTENDING CREDIT TO THE GRANTOR, THAT THE SECURED PARTY WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT GRANTOR HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.  GRANTOR FURTHER CERTIFIES THAT NO PERSON HAS REPRESENTED TO IT, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY OR ANY OTHER PERSON WOULD NOT, IN THE EVENT OF A LEGAL PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER.

[Signatures on following page]

EXECUTED by the Grantor and the Secured Party as of the date first above written.

GRANTOR:		SECURED PARTY:

	Viemed, Inc.		WHITNEY BANK

By:	/s/ Casey Hoyt	By:	/s/ Grant Guillotte
	Casey Hoyt		Grant Guillotte
	Chief Executive Officer		Sr. Vice President

	Address for Notices:		Address for Notices:

	202 North Luke Street		1301 Camellia Blvd., Suite 100
	Lafayette, LA 70506		Lafayette, LA 70508
	Telephone No.:__________________		Telephone No.: (337) 593-6026
	Attn: Mr. Casey Hoyt		Attn: Mr. Grant Guillotte

Sleep Management, L.L.C.

By:	/s/ Casey Hoyt
Casey Hoyt
Member & Manager

Address for Notices:

202 North Luke Street, Suite A
Lafayette, LA 70506
Telephone No.:__________________
Attn: Mr. Casey Hoyt

Home Sleep Delivered, L.L.C.

By:	/s/ Casey Hoyt
Casey Hoyt
Member & General Manager

Address for Notices:

202 North Luke Street, Suite B
Lafayette, LA 70506
Telephone No.: __________________
Attn: Mr. Casey Hoyt

SCHEDULE 1

1.	Viemed, Inc.:

Grantor’s form of organization:	Viemed, Inc.

State or jurisdiction of Grantor’s organization:	Delaware

State Organization or Identification Number:	6247199

Grantor’s mailing address:	202 N. Luke St., Suite A, Lafayette, LA 70506

Grantor’s principal residence (individual) or location of chief executive office (other entity):

202 N. Luke St., Suite A, Lafayette, LA 70506

Location(s) of Grantor’s books and records:	202 N. Luke St., Suite A, Lafayette, LA 70506

Location(s) of Grantor’s inventory and equipment:	202 N. Luke St., Suite A, Lafayette, LA 70506

All other names and legal forms of existence used by Grantor to conduct business within last ten years:

None

2.	Sleep Management, L.L.C.

Grantor’s form of organization:	Sleep Management, L.L.C.

State or jurisdiction of Grantor’s organization:	Louisiana

State Organization or Identification Number:	36222810K

Grantor’s mailing address:	202 N. Luke St., Suite A, Lafayette, LA 70506

Grantor’s principal residence (individual) or location of chief executive office (other entity):

202 N. Luke St., Suite A, Lafayette, LA 70506

Location(s) of Grantor’s books and records:	202 N. Luke St., Suite A, Lafayette, LA 70506

Location(s) of Grantor’s inventory and equipment:	202 N. Luke St., Suite A, Lafayette, LA 70506

All other names and legal forms of existence used by Grantor to conduct business within last ten years:

Sleep Management, L.L.C. d/b/a Viemed

3.	Home Sleep Delivered, L.L.C.

Grantor’s form of organization:	Home Sleep Delivered, L.L.C.

State or jurisdiction of Grantor’s organization:	Louisiana

State Organization or Identification Number:	40120162K

Grantor’s mailing address:	202 N. Luke St., Suite A, Lafayette, LA 70506

Grantor’s principal residence (individual) or location of chief executive office (other entity):

202 N. Luke St., Suite A, Lafayette, LA 70506

Location(s) of Grantor’s books and records:	202 N. Luke St., Suite A, Lafayette, LA 70506

Location(s) of Grantor’s inventory and equipment:	202 N. Luke St., Suite A, Lafayette, LA 70506

All other names and legal forms of existence used by Grantor to conduct business within last ten years:

None

EXHIBIT A

(Specifically described collateral)

In addition to the Collateral descriptions set forth on page 1 of this Security Agreement, the Collateral includes, without limitation, the following:

1.           Inventory.  The Collateral includes any and all of Grantor’s present and future inventory (including consigned inventory), related equipment, goods, merchandise and other items of personal property, no matter where located, of every type and description, including without limitation any and all of Grantor’s present and future items of retail or commercial inventory; all raw materials; components, work-in-process, finished items, packing and shipping materials; containers, items held for sale, items held for lease, items for which Grantor is lessor, goods to be furnished under contract for services, materials used or consumed in Grantor's business, whether held by Grantor or by others, and all documents of title, warehouse receipts, bills  of lading, and other documents of every type covering all or any part of the foregoing, and any and all additions thereto and substitutions or replacements therefor, and all accessories, attachments, and accessions thereto, whether added now or later, and all products and proceeds derived or to be derived therefrom, including without limitation all insurance proceeds and refunds of insurance premiums, if any, and all sums that may be due from third parties who may cause damage to any of the foregoing, or from any insurer, whether due to judgment, settlement, or other process, and any and all present and future accounts, contract rights, chattel paper, instruments, documents, and notes that may be derived from the sale, lease or other disposition of any of the foregoing, and any rights of Grantor to collect or enforce payment thereof: including any letter of credit rights in connection therewith, as well as to enforce any guarantees of the forgoing and security therefor, and all of Grantor’s present and future general intangibles in any way related or pertaining to the ownership, operation, use, or collection of any of the foregoing, including without limitation Grantor’s books, records, files, computer disks and software, and all rights that Grantor may have with regard thereto. Inventory includes inventory temporarily out of Grantor’s possession or custody and all returns on accounts, chattel paper and instruments.

2.           Equipment.  The Collateral includes any and all of Grantor’s now owned and hereafter acquired equipment, machinery, furniture, furnishings and fixtures of every type and description, and all accessories, attachments, accessions, substitutions, replacements and additions thereto, whether added now or later, and all proceeds derived or to be derived therefrom, including without limitation any equipment purchased with the proceeds, and all insurance proceeds and refunds of insurance premiums, if any, and any sums that may be due from third parties who may cause damage to any of the foregoing, or from any insurer, whether due to judgment, settlement or other process, and any and all present and future chattel paper, instruments, notes and monies that may be derived from the sale, lease or other disposition of any of the foregoing, any rights of Grantor to collect or enforce payment thereof as well as to enforce any guaranties of the forgoing and security therefor, and all present and future general intangibles of Grantor in any way related or pertaining to the ownership, operation, or use or collection of any of the foregoing, and any rights of Grantor with regard thereto.

3.          Accounts.  The Collateral includes any and all of Grantor’s present and future accounts, accounts receivable, health care insurance receivables, other receivables, contract rights, instruments, payment intangibles, documents, notes, and all other similar obligations and indebtedness that may now and in the future be owed to or held by Grantor from whatever source arising, and all monies and proceeds payable thereunder, and all of Grantor’s rights and remedies to collect and enforce payment and performance thereof, as well as to enforce any guaranties of the foregoing and security therefor, and all of Grantor’s present and future rights, title and interest in and with respect to the goods, services, and other property that may give rise to or that may secure any of the foregoing, including without limitation Grantor’s insurance rights with regard thereto, and all present and future letter of credit rights, payment intangibles and other general intangibles of Grantor in any way related or pertaining to any of the foregoing, including without limitation Grantor’s account ledgers, books, records, files, computer disks and software, and all rights that Grantor may have with regard thereto.

4.           General Intangibles.  The Collateral includes all general intangibles, payment intangibles, letter of credit rights, intellectual property, tort claim and causes of action and all other intangible personal property and rights of Grantor of every nature and kind, now owned or hereafter acquired, including without limitation corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, trade names, service marks, trade secrets, goodwill, copyrights, registrations, licenses, franchises, tax refund claims, insurance proceeds, including without limitation insurance covering the lives of key employees on which Grantor is beneficiary, and any letter of credit, letter of credit right, guaranty, claim, security interest, or other security held or granted to Grantor to secure payment of any Obligations.